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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated August 8, 2006 (January 3, 2007 as to Note 19) relating to the consolidated financial statements of MetroPCS Communications, Inc. as of December 31, 2004 and 2005 and for the years then ended appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Summary Historical Financial and Operating Data," "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Dallas, TX January 3, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM